UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2005

Digi International Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11001 Bren Road East Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 912-3444

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      The information set forth under Item 2.01 of this Current Report on Form 8-K is also responsive to this Item 1.01 and is hereby incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On May 26, 2005, Digi International Inc. (the “Company”) entered into an Agreement and Plan of Merger among the Company, Karat Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Z-World, Inc. (“Z-World”) dated as of May 26, 2005 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged into Z-World and all outstanding shares of capital stock, and all options to purchase capital stock, of Z-World were converted into the right to receive an aggregate of $49 million in cash (the “Merger”). As a result of the Merger, Z-World became a wholly owned subsidiary of the Company and its name was changed to Rabbit Semiconductor Inc. Z-World is a leading provider of single-board computers, operator interfaces and core modules for Internet/Ethernet connectivity.

      The foregoing summary of the terms of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2 to this Current Report on Form 8-K.

      On May 26, 2005, the Company issued a press release announcing the Merger. A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by referenced herein (except for the fourth, fifth, seventh, tenth and eleventh paragraphs, which are furnished pursuant to Item 7.01 below).

Item 7.01. Regulation FD Disclosure.

      Additional information about the Merger included in the fourth, fifth, seventh, tenth and eleventh paragraphs of the press release attached as Exhibit 99 to this Current Report on Form 8-K is furnished herewith.

Item 9.01. Financial Statements and Exhibits.

(a) The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b) The pro forma financial statements required by this item are not included with this initial report. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(c) The following exhibits are filed or furnished herewith:

2	Agreement and Plan of Merger among Digi International Inc., Karat Sub Inc. and Z-World, Inc. dated as of May 26, 2005 (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

99	Press Release dated May 26, 2005 regarding the acquisition of Z-World, Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGI INTERNATIONAL INC.
Date: May 26, 2005	By:	/s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
2	Agreement and Plan of Merger among Digi International Inc., Karat Sub Inc. and Z-World, Inc. dated as of May 26, 2005 (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).	Filed Electronically

99	Press Release dated May 26, 2005 regarding the acquisition of Z-World, Inc.	Filed Electronically